EXHIBIT 10.8



                               EXCHANGE AGREEMENT

                                 by and between

                               EXTERRA ENERGY INC.
                                    as Buyer

                                       and

                          ROYALCO OIL & GAS CORPORATION
                                    as Seller


                              Dated: March 13, 2009

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                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is made this 13th day of March, 2009 (the "Effective Date"), by and between EXTERRA ENERGY, INC., a
Nevada corporation ("Exterra"), and ROYALCO OIL & GAS CORPORATION, a Texas corporation ("Royalco").

                                    Recitals:

         WHEREAS, Exterra is an oil and gas acquisition, exploration and development company in the central and northern areas of Texas;

         WHEREAS, Royalco is an oil and gas company focusing on the acquisition, development and operation of various oil and gas wells the majority of which are in central Texas and the surrounding areas (the "Business");

         WHEREAS, in 2007, Stockhome Trading Corporation leased to Triad Rovan Services LP ("TRS"), under a 99 year lease (the "Lease"), the rights to drill and maintain a saltwater disposal well (the "Well") on approximately thirteen
(13) acres of land situated in Johnson County, Texas (the "Property"), in order to dispose of salt water through the Well, and to reproduce or process fresh water for resale;

         WHEREAS, in 2008, TRS conveyed 50% of all of its rights and interest in the Lease to Royalco under that certain Service Agreement dated April 18, 2008 (the "Services Agreement") and Royalco began operation of the Well; and

         WHEREAS, Exterra and Royalco now desire to exchange with each other, on the terms and conditions set forth in this Agreement, the Shares (as defined herein), on one hand, with the right to receive consideration from Royalco in an amount equivalent to 25% of the operating revenues actually received by Royalco, as determined on the cash basis of accounting, in connection with the Lease (the "Profits Interest"), on the other hand.

                                    Agreement

         NOW THEREFORE, In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                          EXCHANGE OF PROFITS INTEREST
                                   AND SHARES

         1.1 Exchange. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, Royalco and Exterra hereby exchange the Profits Interest for the Shares on the Effective Date, such that Royalco hereby sells and transfers the Profits Interests to Exterra and Exterra hereby sells and transfers the Shares to Royalco and each hereby acquires and accepts the other (the "Transaction"). For purposes of this Agreement, the term "Shares" means, 44,343,451 shares of its common stock, $0.001 par value per share of Exterra (the "Shares"). On the Effective Date, Exterra will deliver to Royalco original executed stock certificate(s) representing the Shares, and such other documents as Royalco may reasonably request in order to consummate the Transaction. Similarly, on the Effective Date, Royalco will deliver, or cause to be delivered, to Exterra such

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documents as Exterra may reasonably  request to evidence  Exterra's right to the
Profits Interest. Exterra acknowledges and agrees that no interests, rights or otherwise in or to the Services Agreement, the Lease or the Well are transferred by this Section 1.1 and that the sole right acquired by Exterra under this
Section 1.1 is the Profits Interests.

         1.2 Option. Beginning on the Settlement Date, and continuing thereafter for a period of one-hundred eighty days (180) (the "Option Period"), Exterra has the right (the "Option"), but not the obligation, to purchase from Royalco, and Royalco (if exercised by Exterra), has the obligation to sell, assign and transfer, upon delivery of a written notice by Exterra to Royalco during the Option Period, stating its intent to exercise the Option (the "Notice"), 25% of all of Royalco's right, title and interest in and to the Lease, including but not limited to those rights of Royalco under the Services Agreement (the "Option Rights"). The "Settlement Date" is the date on which Royalco fully and finally, including all potential appeals, settles its current litigation styled Royalco Oil & Gas Corporation v. Stockhome Trading Corporation, including all counter claims, cross claims and derivative claims (collectively the "Stockhome Dispute"), such that the settlement provides that Royalco retain or be awarded ongoing development or management rights, or both, with respect to the Well and the Lease. Royalco must provide written notice to Exterra within five (5) days of the Settlement Date that such matter is fully and finally settled. The purchase price payable by Exterra to Royalco for the Option Rights is $100.00 cash, payable at the time the Notice is delivered to Royalco. Royalco may not voluntarily transfer or assign all or any portion of the Option Rights until the date next following the end of the Option Period. In the event that the Stockhome Dispute does not result in Royalco retaining or being awarded ongoing development and management rights in and to the Lease and Well, then the Option Rights will be replaced with alternative assets of Royalco, having a value approximately equivalent to the value of the Option Rights, as is mutually agreeable between Exterra and Royalco.

         1.3 Other Actions. Each of the parties hereto will their respective commercially reasonable efforts to (a) take, or cause to be taken, all actions,
(b) do, or cause to be done, all things, and (c) execute and deliver all such documents; instruments and other papers, as in each case may be necessary, proper or advisable under applicable laws, or reasonably required to in order to carry out the terms and provisions of this Agreement and to consummate and make effective the Transaction.

         1.4 Payments and Reports. Following the Effective Date, Royalco will deliver Profits Interest payments to Exterra on a quarterly basis, within twenty
(20) days following the last day of each calendar quarter, beginning for the quarter ending March 31, 2009. Each payment will be accompanied by a written report showing the prior quarter's receipts and expenses in connection with the Lease and the Well, paid or incurred by Royalco.

                                  ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES BY ROYALCO

         Royalco hereby represents and warrants to Exterra as of the Effective Date, the following:

         2.1 Organization of Royalco. Royalco is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and is duly qualified or licensed to do business in each jurisdiction in which the nature and scope of the Business requires such qualification. Royalco has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as it is now being conducted.

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         2.2  Authorization;  Validity of  Agreement.  Royalco has the requisite capacity and authority to execute, delivery and perform this Agreement and to consummate the Transaction. This Agreement has been duly executed, authorized and delivered by Royalco and is a valid and binding obligation of Royalco, enforceable against Royalco in accordance with its terms, except as such
enforceability   may  be  subject  to  or  limited  by  applicable   bankruptcy,
insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally. Until such time as Exterra exercise the Option, Exterra disclaims any direct interest in the Lease or the Well, and its sole rights will be to receive payment of the Profits Interest.

         2.3 Independent Investigation. Royalco hereby represents and warrants to Exterra that: (a) Royalco has had an opportunity to review all such information about Exterra and the Shares as it desires and to ask questions and receive answers about Exterra, and that (b) except as set forth herein, no warranties or representations have been made by Exterra with respect to the value of the Shares, and the actual value of the Shares may be more or less than the Profits Interest and Option being transferred to Exterra pursuant to this Agreement.

         2.4  Litigation.  To  Royalco's  Knowledge,  other than as set forth on
Schedule 2.4, there is no action, suit, investigation or proceeding filed, initiated or pending, involving Royalco, that in any way may affect Royalco or the Transaction, by or before any Governmental Entity or arbitration panel or any other Person.

         2.5 Taxes. Royalco, to its Knowledge, has (a) duly and timely filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by it or that include or relate to Royalco, its income, assets or business, which Tax Returns are true, correct and complete, and (b) duly and timely paid in full, or recorded a provision for such payment on the books and records of Royalco, as applicable, for the payment of, all Taxes (as defined below) for which Royalco is or may be liable. There is no Lien for Taxes upon any property of Royalco.

         2.6 No Brokers. Exterra will not incur any liability for any financial advisory fees, brokerage fees, commissions or finders' fees due or claimed to be due to any broker, finder, agent, representative, consultant, or similar person retained by or whose claims arise from contact with Royalco or any affiliates of Royalco, as a result of the Transaction.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF EXTERRA

         Exterra represents and warrants to Royalco as of the Effective Date, the following:

         3.1 Organization of Exterra. Exterra is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and is duly qualified or licensed to do business in each jurisdiction in which the nature and scope of the business requires such qualification. Exterra has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         3.2 Authorization; Validity of Agreement. Exterra has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. No other proceedings, consents or actions on the part of Exterra are necessary to authorize the execution, delivery and performance of this Agreement by Exterra and the consummation of the Transaction. This Agreement has been duly executed and delivered by Exterra and, assuming due authorization, execution and delivery of

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this  Agreement  by  Royalco,  is a valid  and  binding  obligation  of  Exterra enforceable  against  Exterra  in  accordance  with its  terms,  except  as such
enforceability   may  be  subject  to  or  limited  by  applicable   bankruptcy,
insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

         3.3 No Violations; Consents and Approvals. The execution, delivery and performance of this Agreement by Exterra does not, and the consummation by Exterra of the transactions contemplated hereby will not, (a) violate any provision of the certificated of formation or bylaws of Exterra, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which Exterra is a party or by which Exterra or any of its properties or assets may be bound or otherwise subject, or (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Exterra, or any of its properties or assets.

         3.4 Well and Lease. Exterra acknowledges and agrees that except as expressly stated in this Agreement, the Profits Interests and Option Rights are being sold and transferred to Exterra "as-is" and "with all faults," and Royalco makes no representations, warranties or covenants regarding the operations or conditions of the Well, the Lease, the Property; the Stockhome Dispute, or the Profits Interests. Exterra has had an opportunity to review all such information about Royalco as it desires and to ask questions and receive answers of Royalco and is satisfied with its responses. Exterra has had an opportunity discuss this Agreement with an attorney of Exterra's selection. No warranties or representations have been made by Royalco with respect to the value of the Well, the Lease or the Profits Interests and the actual value of the Profits Interest and the Option may be more or less than the value of the Shares being transferred to Royalco pursuant to this Agreement. Exterra is relying on its own evaluation of the value of the Profits Interests, as well as the underlying Well and Lease, and the costs of completion of each. Specifically, Exterra has relying on that certain third-party correspondence of Caruthers Consulting, attached to this Agreement as Exhibit A (the "Caruthers Estimate"). Exterra acknowledges and agrees that Royalco has made no representations regarding the accuracy of the Caruthers Estimate and that any weight placed on the relevance and value of the Caruthers Estimate is undertaken at Exterra's sole risk and discretion.

         3.5 Capitalization. The authorized capital stock of buyer consists of 75,000,000 shares of common stock .001 par value per share (the "Common Stock"), of which 30,656,549 shares of Common Stock are issued and outstanding prior to giving effect to the Transaction. There are no options, warrants, preferred shares or another other securities convertible into Common Stock granted, issued or promised. All of the outstanding shares of Common Stock of Exterra have been validly issued, and are fully paid and nonassessable and free of preemptive rights. No shares of capital stock of Exterra were issued in violation of any preemptive rights, rights of first refusal or similar rights. None of the outstanding equity securities or other securities of Exterra was issued in violation of the Securities Act.

         3.6 Shares. When the Transaction is consummated according to the terms and conditions described in this Agreement, all right, title and interest in and to the Shares will vest in ROYALCO and ROYALCO will receive good and marketable title to the Shares without lien, claim or encumbrance, except as set forth in the Securities Act and under applicable state or federal securities laws, and the Shares will be duly authorized, validly issued, fully paid and nonassessable. Exterra will file, on a timely basis, all required Exchange Act reports, and comply with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or Exterra will maintain current public information at all times as is required under Rule 144(c) of the Securities Act.

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         3.7  Public  Filings / Absence  of  Certain  Changes.  All  information contained in those reports and filings made by Exterra with the Securities and Exchange Commission were true and correct when made. Except as set forth on
Schedule 3.7 hereto, since May 31, 2008, Exterra has not: (a) suffered any Material Adverse Effect in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditure in excess of $50,000 or contracted for or paid more than $50,000 for all capital expenditures to any Person or any Affiliate of any such Person; (c) incurred any indebtedness for borrowed money, issued or sold any debt securities, or maintained the aging of its accounts payable other than (i) in the ordinary course of it's business consistent with prior practices, (ii) in connection with the purchase of a capital asset for which all of the proceeds of such borrowed money were applied, or (iii) agreed to do any of the foregoing; (d) mortgaged, pledged or subjected to any Lien, lease, or other charge or encumbrance any of Exterra's properties or assets or agreed to do any of the foregoing; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business; (f) acquired or disposed of any assets or incurred any liabilities or obligations or agreed to do any of the foregoing, except in the ordinary course of Exterra's business consistent with prior practice; (g) accelerated any item of income or gain into the period prior to the Effective Date, or deferred any item of expense or loss into the period after the Effective Date, and such acceleration or deferral is not made in the ordinary course of Exterra's business consistent with Exterra's treatment of such items in prior periods; (h) lost or terminated any full-time employees, consultants, agents, representatives, customers or suppliers that could or does materially and adversely affect its business or assets; (i) increased or agreed to increase the compensation of any consultant, agent, representative or employee, except in the ordinary course of the business consistent with prior practice; (j) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other Person; (k) entered into any employment, compensation, consulting or collective bargaining agreement with any Person or group, or modified or amended the terms of any such existing agreement or agreed to do any of the foregoing; or (l) been notified that it is a responsible party or potentially responsible party in connection with any federal or state "Superfund" site or with respect to any environmental law, liable or responsible (or potentially liable or responsible) for clean up, capping, or remediation of an environmental matters.

         3.8 Litigation. There is no action, suit, or proceeding pending or, to the Knowledge of Exterra, threatened, which in any way involves or affects Exterra, by or before any court, governmental entity or arbitration panel or any other Person.

         3.9 Ability to Evaluate Investment. Exterra is able to evaluate the merits and risks of an investment in the Profits Interest and the Option Right by reason of Exterra's knowledge and experience in similar business matters. Exterra acknowledges receipt of (1) a copy of Plaintiff's Original Petition and Application for Temporary Injunction, and related pleadings in connection with that certain disputed matter styled: Royalco Oil & Gas Corporation v. Stockhome Trading Corporation; and (2) a copy of a letter addressed to Mr. Robert Royal, in his status as the CEO of Royalco, from K. Lawson Pedigo, of Miller, Keffer, Bullock, Pedigo, LLC, evaluating Royalco's legal position in the Stockhome
Dispute. Exterra acknowledges and agrees that Royalco makes no representations or warranties regarding the likely outcome of the Stockhome Dispute and that an unfavorable result could have a material adverse effect on the value of the Profits Interests and the Option Rights.

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         3.10 Broker or Finders  Fees.  Royalco will not incur any liability for any financial advisory fees, brokerage fees, commissions or finders' fees due or claimed to be due to any broker, finder, agent, representative, consultant, or similar person retained by or whose claims arise from contact with a Exterra, or any affiliates of Exterra, as a result of the closing of the Transaction.

                                  ARTICLE IV.
                            INDEMNIFICATION; REMEDIES

         4.1 Survival; Right to Indemnification. All representations, warranties, covenants and obligations of the parties contained in this Agreement and in any document or instrument executed and delivered in connection herewith will survive the Effective Date, regardless of any investigation made by the parties hereto. This Section 4.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Date. The right to indemnification, payment of Damages (as defined in Section 4.2), or other remedy based on any representation, warranty, covenant or obligation of a party hereunder are not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Effective Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         4.2 Indemnification by Royalco. Royalco hereby indemnifies and holds harmless Exterra and its successors, heirs, assigns, officers, owners, employees and representatives (collectively, the "Exterra Indemnified Persons") for, and will pay to Exterra Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), cost, expense (including; without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with the Stockhome Dispute, any representation or warranty made by Royalco in this Agreement that is, as of the Effective Date, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty, or any breach by Royalco of any covenant, agreement or obligation of Royalco contained in this Agreement.

         4.3 Indemnification by Exterra. Exterra hereby indemnifies and holds harmless Royalco and its successors, heirs, assigns, officers, owners, employees and representatives (collectively, the "Royalco Indemnified Persons") for, and will pay to Royalco Indemnified Persons the amount of, any Damages, directly or indirectly arising from, attributable to or in connection with any representation or warranty made by Exterra in this Agreement that is, as of the Effective Date, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty, or any breach by Exterra of any covenant, agreement or obligation of Exterra contained in this Agreement.

         4.4 Time Limitations. Royalco shall have no liability for indemnification with respect to any representation or warranty unless, on or before the first (1st) anniversary date of the Effective Date, Exterra notifies Royalco of a claim specifying the basis thereof in reasonable detail to the extent then known by Exterra.

         4.5 Limitations on Amount. Royalco shall have no liability for indemnification with respect to the matters described in Section 4.2 until the total of all Damages with respect to such matters exceeds $50,000 (the

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"Deductible  Amount"),  and then only to the  extent  such  indemnified  Damages
exceed  the  Deductible  Amount.  Anything  to  the  contrary   notwithstanding,
Royalco's aggregate liability with respect to Damages may not exceed $500,000.

         4.6 Procedure for Indemnification--Third Party Claims.

             (a) Promptly  after receipt by an  indemnified  party under Section
4.2 or 4.3 of written notice (the "Notice of Claim") of the commencement of any action, suit or proceeding against it, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under either of said sections, as applicable, give notice to the indemnifying party of the commencement of such action, suit or proceeding. The indemnified party shall furnish to the indemnifying party in reasonable detail such information as the indemnified party may have with respect to such indemnification claims (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or assenting the same). Subject to the limitations set forth in Section 4.4, no failure or delay by the indemnified party in the performance of the foregoing shall reduce or otherwise affect the obligation of the indemnifying party to indemnify and hold the indemnified party harmless except to the extent that such failure or delay shall have materially and adversely affected the indemnifying party's ability to defend against, settle or satisfy any action, suit or proceeding the claim for which the indemnified party is entitled to indemnification hereunder.

             (b) If the claim or demand set forth in the Notice of Claim given by the indemnified party is a claim or demand asserted by a third party, the indemnifying party has thirty (30) days after the Date of Notice of Claim to notify the indemnified party in writing of its election to defend such third party claim or demand on behalf of the indemnified party (the "Notice Period "); provided, however, that the indemnified party is authorized to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests during the Notice Period. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate (at the sole cost and expense of the indemnifying party) with, and assist (at the sole cost and expense of the indemnifying party) the indemnifying party in the defense of, such third party claim or demand, and so long as the indemnifying party is diligently defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. The indemnified party has the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel will be at the indemnified party's own expense, unless (a) the employment thereof has been specifically authorized by the indemnifying party,
(b) such indemnified party will have been advised by counsel reasonably satisfactory to the indemnifying party that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (c) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case the fees will be paid by the indemnifying party. If the indemnifying party assumed the defense of any claim or proceeding in accordance with this Section 4.6, the indemnifying party will be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or proceeding, with the prior written consent of such indemnified party, not to be unreasonably withheld; provided, however, that the indemnifying party is not authorized to encumber any of the assets of any indemnified party or to agree to any restriction that would apply to any indemnified party or to its conduct of business; and provided further, that a condition to any such settlement is a

Exchange Agreenment                                                       Page 7
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


complete release of such indemnified party and its affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof.

             If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder at the indemnifying party's expense, to defend such third party claim or demand. The failure of the indemnified party to notify the indemnifying party as provided herein will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to notify.

             (c) The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to Section 4.4 of this Agreement.

         4.7  Procedure   for   Indemnification--Other   Claims.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         4.8 Exclusive Remedies. Notwithstanding anything to the contrary contained herein, the remedies provided in this Article IV are the exclusive remedies of the parties to this Agreement for breach of any representations, warranties, covenants or agreement in this Agreement and limit any other remedies that may be available to any indemnified party.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Dispute Resolution. In the case of any dispute, controversy or claim between or among the parties to this Agreement or the Transaction, except for disputes related to obtaining the equitable remedies of specific performance, an injunction or a restraining order (a "Dispute"), the parties will use the procedures set forth in this Article V, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the Dispute. Any Dispute will be settled by arbitration before three arbitrators (unless the parties agree to a smaller number) in accordance with the rules of the American Arbitration Association ("AAA") then in effect and as modified by this Article V or by further agreement of the parties. In addition to what is allowed by the rules of the AAA, discovery may be conducted according to the Federal Rules of Civil Procedure, to be enforced by the AAA, and if necessary, by a court having jurisdiction. Any such arbitration will be conducted in Parker county, Texas, unless otherwise agreed by the parties. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The arbitrators will have the authority to award to the prevailing party its attorneys' fees and costs incurred in any arbitration. Absent any such award, each party will bear its own costs incurred in the arbitration. If any party hereto refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this Section 5.1, and instead commences any other proceeding, including, without limitation, litigation (except to the extent otherwise expressly provided in this Agreement), then the party who seeks enforcement of the obligation to arbitrate will be entitled to its attorneys' fees and costs incurred in any such proceeding.

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


         5.2 Certain Definitions:

         "Affiliate" means, with respect to any Person, any other Person or group of affiliated Persons directly or indirectly controlling (including without limitation all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person.

         "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, or any other legal requirement.

         "Governmental Entity" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi national organization, quasi governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "Knowledge" whether capitalized or not, means the actual awareness of such fact or matter of a Person, without investigation or inquiry. A business entity will have knowledge of a particular fact or other matter if any duly elected officer or other individual person changed with monitoring such particular facts, of such business entity has actual awareness of such fact or matter.

         "Lien" means any mortgage, lien, pledge, claim, charge, security interest or encumbrance or any kind, including without limitation the interest of a vendor or lessor under any conditional sale agreement, capital lease obligation or other title retention agreement, or any agreement to create or grant any of the foregoing.

         "Material Adverse Change (or Effect)" means, taken in the aggregate, a material adverse change (or effect) on the Shares or the results of operations, financial condition, or reasonable prospects of the business of Exterra.

         "Person" means an individual, a trust, an estate, a partnership, an association, a company, a limited liability company, a corporation, a sole proprietorship, a professional corporation, a professional association or any other entity.

         "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, or any other legal requirement.

         "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any governmental body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any

Exchange Agreenment                                                       Page 9
-------------------                                                       ------
governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

         5.3 Fees and Expenses. Except as otherwise contemplated by, or expressly provided for in, this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. The prevailing party in any arbitration or other legal proceeding hereunder or under any agreement executed pursuant hereto will, however, be entitled to recover its reasonable attorneys' fees and expenses.

         5.4 Post Closing Covenants.

             (a) Books and Records. For a period of four (4) years following the Effective Date, Exterra shall provide Royalco and its representatives reasonable access during normal business hours and upon three (3) days' prior written notice to Exterra to those books and records of Royalco relating to the Well and the Lease, solely for the purpose of allowing and assisting Royalco to prepare its tax returns and respond to litigation and other disputes involving the Well, the Lease or the Profits Interests. In addition, Exterra will, upon reasonable request of Royalco, furnish to Royalco copies of any such books or records.

             (b) Assistance. Following the Effective Date, upon Exterra's reasonable request and at Exterra's expense, Royalco will provide assistance to Exterra and Exterra's representatives in connection with the Stockhome Dispute.

         5.5 Amendments. This Agreement can be amended, supplemented or modified, any provision hereof may be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom the same is sought to be enforced.

         5.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice)

             (a) if to Royalco, to:

                 RoyalCo Oil & Gas Corporation
                 Attn: Robert Royal, CEO_____
                 4906 Mineral Wells Hwy
                 Weatherford, Texas  76088
                 Facsimile:  (817-599-5756)W

Exchange Agreenment                                                      Page 10
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




                 With a copy to:

                 K. Lawson Pedigo
                 Miller Keffer Bullock Pedigo, LLC
                 8401 N. Central Expressway
                 Suite 630
                 Dallas, Texas  75225
                 Facsimile:  (214) 696-2482


             (b) if to Exterra, to:

                 Exterra Energy Inc.
                 Attn: Robert Royal, CEO
                 1717 St. James Place
                 Houston, Texas  77056
                 with copies to:
                 866-537-6910
                 _________________________
                 _________________________
                 _________________________

         5.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same Agreement. A photocopy or facsimile signature of a party hereto has the same force and effect as an original signature of such party.

         5.9 Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto) and the agreements and documents delivered pursuant to this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and collectively supersede all other prior or contemporaneous negotiations, commitments, agreements and understandings (whether written or oral), between the parties with respect to the subject matter hereof.

         5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.11 Binding Effect. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         5.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to agreements made and to be performed entirely in that state, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         5.13 Jurisdiction. The parties agree to submit to the exclusive jurisdiction of the State Courts of Texas in Parker County regarding any dispute arising under this Agreement.

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


         5.14 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                            BUYER:

                                            EXTERRA ENERGY, INC.
                                            a Nevada corporation



                                            By:  /s/  Robert Royal
                                               --------------------------------
                                                      Robert Royal, CEO

                                            SELLER:

                                            ROYALCO OIL & GAS CORPORATION
                                            a Texas corporation



                                            By:  /s/  Robert Royal
                                               --------------------------------
                                                      Robert Royal, CEO

Exchange Agreenment                                                      Page 13
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


                                    EXHIBIT A
                                    ---------

                               Caruthers Estimate





                                    Exhibit A
                                    ---------

                                  SCHEDULE 2.4
                                  ------------

                               Royalco Litigation

Royalco Oil & Gas Corporation v. Stockhome Trading Corporation, cause no. C2008-00586, filed October 20, 2008 in the District Court of Johnson County, Texas 249th Judicial District.



                                  Schedule 2.4
                                  ------------

                                  SCHEDULE 3.7
                                  ------------

                               Absence of Changes



                                  Schedule 3.7
                                  ------------